    As filed with the Securities and Exchange Commission on October 14, 1998

                                          Registration Statement No.
                                                                    ------------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    --------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    --------------------------------------

                             YOUNG INNOVATIONS, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)

        Missouri                                          43-1718931
-----------------------                      ---------------------------------
(State of incorporation)                     I.R.S. Employer Identification No.


                13705 Shoreline Court, Earth City, Missouri 63045
           ------------------------------------------------------------
           (Address of Principal Executive Offices)          (Zip Code)


                             1997 STOCK OPTION PLAN
                         -----------------------------
                            (Full title of the plan)

                               George E. Richmond
                             Chief Executive Officer
                             Young Innovations, Inc.
                              13705 Shoreline Court
                           Earth City, Missouri 63045
                 -----------------------------------------------
                     (Name and address of agent for service)

                                 (314) 344-0010
             -------------------------------------------------------
          (Telephone number, including area code, of agent for service)




                                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
 Title of securities         Amount to be         Proposed maximum                Proposed maximum              Amount of
  to be registered            registered     offering price per share(12)    aggregate offering price(2)    registration fee
  ----------------            ----------     ----------------------------    ---------------------------    ----------------

Common Stock, par           350,000 shares             $12.625                      $4,545,000                 $1,341
value $.01 per share

============================================================================================================================

        (1) Average of high and low trading prices of Registrant's Common Stock as quoted on the NASDAQ National Market on October 13, 1998.

        (2) Estimated for purposes of computing the registration fee only.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I


ITEM 1.        PLAN INFORMATION.

        Not required to be filed with this Registration Statement.

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed by Young Innovations, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1997; and

        (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed October 15, 1997, filed under the Securities Exchange Act of 1934.

        All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.        DESCRIPTION OF SECURITIES.

        See Item 3(c) above.



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



ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is a Missouri corporation. Chapter 351, Section 355 of the Revised Statutes of Missouri ("Section 351.355") empowers a Missouri corporation to indemnify any director, officer, employee or agent, who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the director, officer, employee or agent is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 351.355 empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorneys' fees actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director, officer, employee or agent acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 351.355 further provides that to the extent a director, officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in the preceding paragraphs or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section
351.355 granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 351.355.

        Article VI of the Registrant's By-Laws, as amended, and Article X of the Registrant's Articles of Incorporation, as amended, provide that the Registrant shall to the fullest extent permitted by Section 351.355 indemnify all persons whom it shall have power to indemnify under Section 351.355 against any and all of the expenses, liabilities or other matters referred to in Section 351.355.

        The indemnification provided in the Registrant's Articles of Incorporation and By-Laws is not exclusive of any other rights which such officer or director may have, and the Registrant has the right to purchase and maintain insurance for its indemnification obligations.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8.        EXHIBITS. The following Exhibits are filed as a part of this
                         Registration Statement:


        EXHIBIT       DESCRIPTION
        -------       -----------

        4 Young Innovations, Inc. 1997 Stock Option Plan, including forms of Option Agreements.

        5 Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of securities being registered.

        23.1          Consent of Arthur Andersen, LLP.

        23.2 Consent of Armstrong, Teasdale, Schlafly & Davis (included in Exhibit 5).

        24            Powers of Attorney (see Signature Page).


ITEM 9.        UNDERTAKINGS.

(a)     The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and in the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Earth City, State of Missouri, on October 13, 1998.

                                     YOUNG INNOVATIONS, INC.


                                     By:    /s/ GEORGE E. RICHMOND
                                          -------------------------------
                                            George E. Richmond
                                            Chairman of the Board and Chief
                                             Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Each person whose signature appears below constitutes and appoints George E. Richmond and Michael W. Eggleston, each acting alone, his true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



            SIGNATURE                              TITLE                          DATE
            ---------                              -----                          ----

/s/    George E. Richmond         Chairman of the Board, Chief             September 30, 1998
-----------------------------     Executive Officer, Director (Principal
       George E. Richmond         Executive Officer)

/s/     Alfred E. Brennan
-----------------------------     President, Chief Operating Officer,      September 30, 1998
        Alfred E. Brennan         Director

/s/   Michael W. Eggleston
-----------------------------     Vice President, Treasurer, Chief         September 30, 1998
      Michael W. Eggleston        Financial Officer, Director (Principal
                                  Financial Officer and Principal
                                  Accounting Officer)

/s/    Richard G. Richmond
-----------------------------     Secretary and Director                   September 30, 1998
       Richard G. Richmond


/s/    Richard P. Conerly
-----------------------------     Director                                 September 30, 1998
       Richard P. Conerly


/s/     Connie H. Drisko
-----------------------------     Director                                 September 30, 1998
        Connie H. Drisko


/s/   Arthur L. Herbst, Jr.
-----------------------------     Director                                 September 30, 1998
      Arthur L. Herbst, Jr.


/s/     Craig E. LaBarge
-----------------------------     Director                                 September 30, 1998
        Craig E. LaBarge


                                INDEX TO EXHIBITS



     Exhibit         Description
     -------         -----------


     4 Young Innovations, Inc. 1997 Stock Option Plan, including forms of Option Agreements, filed as Exhibit 10.17 to the Registrant's Registration Statement No. 333-34971 and incorporated herein by reference.

     5 Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of securities being registered.

     23.1            Consent of Arthur Andersen, LLP.

     23.2 Consent of Armstrong, Teasdale, Schlafly & Davis (incorporated in Exhibit 5).

     24              Powers of Attorney (see Signature Page).



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